SERIES A CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT



                          Dated as of February 27, 1997





                                      among




                      PACIFIC AEROSPACE & ELECTRONICS, INC.




                                       and




                       THE PURCHASERS LISTED ON EXHIBIT A

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  I.     Purchase and Sale of Preferred Stock...........................1

    1.1    Purchase and Sale of Stock..........................................1
    1.2    The Conversion Shares...............................................1
    1.3    Closing.............................................................2

ARTICLE  II.    Representations and Warranties.................................2

    2.1    Representation and Warranties of the Company........................2
           (a)    Organization, Good Standing and Power........................2
           (b)    Authorization; Enforcement...................................2
           (c)    Capitalization...............................................3
           (d)    Issuance of Shares...........................................3
           (e)    Subsidiaries.................................................3
           (f)    No Conflicts.................................................4
           (g)    Commission Documents, Financial Statement....................5
           (h)    No Material Adverse Change...................................5
           (i)    No Undisclosed Liabilities...................................5
           (j)    No Undisclosed Events or Circumstances.......................5
           (k)    Indebtedness.................................................6
           (l)    Title to Assets..............................................6
           (m)    Actions Pending..............................................6
           (n)    Compliance with Law..........................................6
           (o)    Taxes........................................................7
           (p)    Certain Fees.................................................7
           (q)    Disclosure...................................................7
           (r)    Operation of Business........................................7
           (s)    Environmental Compliance.....................................8
           (t)    Books and Records............................................8
           (u)    Material Agreements..........................................8
           (v)    Transactions with Affiliates.................................8
           (w)    Securities Act...............................................9
           (x)    Approvals....................................................9
           (y)    Employees....................................................9
           (z)    Absence of Certain Developments.............................10
           (aa)   Public Utility Holding Company Act and
                  Investment Company Act Status...............................10

    2.2    Representations and Warranties of the Purchasers...................10
           (a)    Organization and Standing of the Purchasers.................10
           (b)    Authorization; Power........................................11
           (c)    No Conflicts................................................11
           (d)    Acquisition for Investment..................................12
           (e)    Accredited Purchasers.......................................12
           (f)    Rule 144....................................................12
           (g)    Reliance....................................................12
           (h)    No Brokers..................................................12
           (i)    Disclosure..................................................12

ARTICLE  III.   Covenants.....................................................12

    3.1    Securities Compliance..............................................13
    3.2    Conversion Notice..................................................13
    3.3    Registration and Listing...........................................13
    3.4    Inspection Rights..................................................13
    3.5    Reporting Requirements.............................................14
    3.6    Other Agreements...................................................14
    3.7    Rule 144; Rule 144A................................................14
    3.8    Regulation S.......................................................14
    3.9    Use of Proceeds....................................................14
    3.10   Right of First Refusal.............................................14

ARTICLE  IV.    Conditions....................................................15

    4.1    Conditions Precedent to the Obligation of the Company
           to Sell the Shares.................................................15
           (a)    Accuracy of the Purchasers' Representations and Warranties..15
           (b)    Performance by the Purchasers...............................15
           (c)    No Injunction...............................................15
           (d)    No Proceedings or Litigation................................15
           (e)    Opinion of Counsel; Closing Documents.......................16
           (f)    Purchase Price..............................................16
           (g)    Minimum Purchase............................................16

    4.2    Conditions Precedent to the Obligation of the Purchasers
           to Purchase the Shares.............................................16
           (a)    Accuracy of the Company's Representations and Warranties....16
           (b)    Performance by the Company..................................16
           (c)    No Suspension, etc..........................................17
           (d)    No Injunction...............................................17
           (e)    No Proceedings or Litigation................................17
           (f)    Designation of Rights and Preferences.......................17

           (g)    Opinion of Counsel; Closing Documents.......................17
           (h)    Registration Rights Agreement...............................17

ARTICLE  V.     Registration Rights...........................................17

ARTICLE  VI.    Stock Certificate Legend......................................18

ARTICLE  VII.   Termination...................................................18

    7.1    Termination by Mutual Consent......................................18
    7.2    Other Termination..................................................18
    7.3    Effect of Termination..............................................19

ARTICLE  VIII.  Indemnification...............................................19

    8.1    General Indemnity..................................................19
    8.2    Indemnification Procedure..........................................20

ARTICLE  IX.    Miscellaneous.................................................20

    9.1    Fees and Expenses..................................................20
    9.2    Specific Enforcement, Consent to Jurisdiction......................21
    9.3    Entire Agreement; Amendment........................................21
    9.4    Notices............................................................22
    9.5    Waivers............................................................22
    9.6    Headings...........................................................22
    9.7    Successors and Assigns.............................................22
    9.8    No Third Party Beneficiaries.......................................22
    9.9    Governing Law......................................................23
    9.10   Survival...........................................................23
    9.11   Counterparts.......................................................23
    9.12   Publicity..........................................................23
    9.13   Severability.......................................................23
    9.14   Further Assurances.................................................23

EXHIBITS
--------

Exhibit A   List of Purchasers
Exhibit B   Designation of Rights and Preferences
Exhibit C   Registration Rights Agreement
Exhibit D   Form of Notice of Conversion
Exhibit E   Opinion of Counsel to the Purchasers
Exhibit F   Opinion of Stoel Rives LLP

SCHEDULES
---------

Schedule 2.1(c)   Capitalization
Schedule 2.1(e)   Subsidiaries
Schedule 2.1(g)   Exchange Act Filings
Schedule 2(i)     Undisclosed Liabilities Since November 30, 1996
Schedule 2.1(k)   Indebtedness
Schedule 2.1(l)   Permitted Liens
Schedule 2.1(m)   Actions Pending
Schedule 2.1(n)   Compliance with Law
Schedule 2.1(s)   Environmental Compliance
Schedule 2.1(u)   Material Agreements
Schedule 2.1(v)   Transactions with Affiliates
Schedule 2.1(x)   Required Approvals
Schedule 2.1(z)   Absences of Certain Developments Since November 30, 1996

                      SERIES A CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT



     This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of February 27, 1997, by and among PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Company"), and each of the purchasers of shares of Series A Convertible Preferred Stock whose names are set forth on Exhibit A hereto (each individually, a "Purchaser" and collectively, the "Purchasers").

     The parties hereto agree as follows:

                                   ARTICLE I.

                      Purchase and Sale of Preferred Stock

     1.1 Purchase and Sale of Stock. Upon and subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchasers, and each Purchaser severally agrees to purchase from the Company, the number of shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares") set forth with respect to such Purchaser on Exhibit A hereto, at a purchase price of $100.00 per share. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock, as of the Closing (as defined in Section 1.3), will be as set forth in the Designation of Rights and Preferences of the Series A Convertible Preferred Stock (the "Designation of Rights and Preferences") contained in Exhibit B hereto.

     1.2 The Conversion Shares. Prior to the Closing, the Company shall have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of authorized but unissued shares of its Common Stock, par value $0.001 per share (the "Common Stock"), to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares." The Preferred Shares and the Conversion Shares are sometimes collectively referred to as the "Shares."

     1.3 Closing. The closing of the purchase and sale of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Stoel Rives LLP, 3600 One Union Square, 600 University Street, Seattle, WA 98101 at 10:00 a.m. P.S.T. on the date on which the last of the closing conditions set forth in Article IV hereof have been fulfilled or waived, or at such other time, date and place as the Purchasers and the Company may agree (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser certificates for the number of Preferred Shares set forth opposite such Purchaser's name on Exhibit A hereto, registered in such Purchaser's name (or the name of its nominee), against delivery of a check or checks payable to the order of the Company, or a transfer of funds to an account designated in writing by the Company, representing the cash consideration set forth opposite each such Purchaser's name on Exhibit A. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                   ARTICLE II.

                         Representations and Warranties

     2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

          (a) Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement") and to perform its obligations hereunder and thereunder, including without limitation to issue and sell the Shares in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder, including the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will have been duly executed and delivered by the Company at the Closing. This Agreement constitutes, and the Registration Rights Agreement when executed and delivered shall constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting generally the rights of creditors, or by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of February 17, 1997, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as required by this Agreement and the Registration Rights Agreement or as described on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character to issue, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. Except as described on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "Articles"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

          (d) Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for, issued and delivered in accordance with the terms hereof, the Preferred Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Exhibit B hereto. When the Conversion Shares are issued in accordance with the terms of Exhibit B hereto, such shares will be duly authorized by all necessary corporate action and validly issued, fully paid and non-assessable, and the holders shall be entitled to all rights accorded to holders of Common Stock.

          (e) Subsidiaries. Schedule 2.1(e) contains a complete list of each subsidiary of the Company (the "Subsidiaries"). Each of the Subsidiaries is a Washington corporation that is wholly owned by the Company. "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Except as set forth on Schedule 2.1(e), neither the Company nor any Subsidiary is party to, or has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

          (f) No Conflicts. Neither the execution or delivery of this Agreement or the Registration Rights Agreement by the Company, nor the performance by the Company of its obligations thereunder, will (i) result in a violation of the Company's Articles or Bylaws, (ii) violate, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement or instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company or any of its properties or assets are bound, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for violations, defaults, terminations, amendments, acceleration, and cancellations that would not, individually or in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company that is material to the Company and the Subsidiaries taken as a whole. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance, rule or regulation of any governmental entity, except for possible violations that singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or issue and sell the Shares in accordance with the terms hereof or thereof (other than the filing with or delivery to the Securities and Exchange Commission (the "Commission"), Nasdaq, NASD or state securities agencies of notices or filings that may be required to be made by the Company prior to or subsequent to the Closing, any registration statement that may be filed pursuant to the Registration Rights Agreement and the filing of the Designation of Rights and Preferences set forth on Exhibit B with the Secretary of State of the State of Washington); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

          (g) Commission Documents, Financial Statement. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as set forth on Schedule 2.1(g), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(b) for the period of at least twelve calendar months prior to the date of this Agreement (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since June 1, 1996. As of their respective dates, the Company's Annual Report on Form 10-KSB for the year ended May 31, 1996 (the "Form 10-KSB") and its Quarterly Reports on Form 10-QSB for the periods ended August 31, 1996 and November 30, 1996 (the "Forms 10-QSB") complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal and state laws, rules and regulations applicable thereto, and, as of their respective dates, none of the Form 10-KSB and the Forms 10-QSB contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Form 10-KSB and the Forms 10-QSB comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (h) No Material Adverse Change. Since November 30, 1996, the end of the last quarter for which the Company has prepared and filed a quarterly report on Form 10-QSB with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect.

          (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in conformity with GAAP that are not disclosed in the Commission Documents, other than those incurred in the ordinary course of business consistent with past practices since November 30, 1996 that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as whole.

          (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or condition (financial or otherwise), that, under applicable law, rule or regulation, should have been publicly disclosed or announced by the Company before the date of this Agreement but that has not been so publicly announced or disclosed.

          (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments that are not disclosed in the Form 10-KSB or the Forms 10-QSB. "Indebtedness" shall mean, in an amount in excess of $250,000, (i) any liability for borrowed money or evidenced by a promissory note or similar written obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practices, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default in any material respect with respect to any Indebtedness.

          (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of the real and personal property owned by it, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or in the Form 10-KSB or Forms 10-QSB or such that would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect.

          (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company threatened, against the Company or any Subsidiary that questions the validity of this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no material action, suit, investigation or proceeding pending or, to the knowledge of the Company threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no material outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary.

          (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to have Material Adverse Effect. Except as described on Schedule 2.1(n), the Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals needed to conduct their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. The Company and, to the best of the Company's knowledge, each of the Subsidiaries have accurately prepared and filed all federal, state, local, foreign and other tax returns required by law to be filed by them and have paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes to which the Company or any Subsidiary is subject and that are not currently due and payable. The Company has no knowledge of any assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any Subsidiary for any period, nor of any reasonable basis for any such assessment, adjustment or contingency.

          (p) Certain Fees. Except with respect to fees payable by the Company to Pacific Continental Securities, Inc. at the Closing, no brokers', finders' or financial advisory fees or commissions will be payable by the Company, any Subsidiary or, to the Company's knowledge any Purchaser, with respect to the transactions contemplated by this Agreement.

          (q) Disclosure. Neither this Agreement nor the Schedules hereto nor any other document, certificate or instrument furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, when all of the foregoing are considered together, contains any untrue statement of a material fact or omits to state a material fact needed to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

          (r) Operation of Business. The Company and the Subsidiaries own or possess all material patents, trademarks, service marks, trade names, copyrights, and licenses or all rights with respect to the foregoing, needed to conduct their respective businesses as they are now conducted.

          (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, certificates, consents, licenses, orders and permits or other similar authorizations of all federal, state, and local authorities that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable federal, state, and local laws relating to the protection of the environment including, without limitation, all requirements: (i) pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land; or (ii) relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as described on Schedule 2.1(s) hereto, and except for such instances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company does not know of any past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that would cause a violation of any Environmental Law after the Closing or that may give rise to any material Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of the Company or any of its Subsidiaries (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise), whether now in existence or arising hereafter, that arise under or relate to any Environmental Law.

          (t) Books and Records. The records and documents of the Company and the Subsidiaries accurately reflect in all material respects information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.

          (u) Material Agreements. Except as disclosed in the Commission Documents (subject to any applicable confidential treatment granted by the Commission) or on Schedule 2.1(u) hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 if the Company or any subsidiary were registering securities on such form under the Securities Act of 1933, as amended (the "Securities Act"). The Company, each Subsidiary and, to the best of the Company's knowledge, each other party thereto, have performed all the obligations required to be performed by them to date under any leases, contracts, or other agreements of the Company or its Subsidiaries, and the Company has not received any notice of default and is not in default under any lease, contract or agreement now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound, the result of any of which could reasonably be expected to cause a Material Adverse Effect.

          (v) Transactions with Affiliates. Except as set forth in the Form 10-KSB or on Schedule 2.1(v) hereto, there are no loans, leases, agreements (other than employment contracts, stock options, or warrant agreements), contracts, royalty agreements, management contracts or arrangements or other continuing transactions involving amounts exceeding $250,000 between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) any officer, employee, consultant or director of the Company, or any member of the immediate family of any such officer, employee, consultant, or director or any corporation or other entity controlled by such officer, employee, consultant, or director or a member of their immediate family on the other hand.

          (w) Securities Act. Assuming the truthfulness of all representations made by the Purchasers in this Agreement, the Company has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold, offered to sell or solicited offers to buy, or will sell, offer to sell or solicit offers to buy the Shares or similar securities to any person, so as to require the registration of the Shares under the Securities Act and applicable state securities laws, except in accordance with the Registration Rights Agreement. None of the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Shares.

          (x) Approvals. Except for the filing or delivery of any notices or other documents prior or subsequent to the Closing that may be required under applicable state or federal securities laws or by Nasdaq (which if required, shall be filed on a timely basis), the filing of the Designation of Rights and Preferences set forth in Exhibit B, or as set forth in Schedule 2.1(x), no authorization, consent, approval, license, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or from any other third party, is or will be necessary for or in connection with the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

          (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining agreements covering any of its employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent or other proprietary information agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or proposed to be conducted by the Company or any other reason. Since November 30, 1996, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company has any present intention of terminating, his or her employment or engagement with the Company or any Subsidiary.

          (z) Absence of Certain Developments. Except as provided in Schedule 2.1(z) hereto, since November 30, 1996, neither the Company nor any Subsidiary has:

               (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

               (ii) borrowed any amount in excess of $250,000 or incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices;

               (iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock;

               (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, except in the ordinary course of business consistent with past practices;

               (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (x) made charitable contributions or pledges in excess of $25,000 in total;

               (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or

               (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

          (aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately after the Closing will not be, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

          (a) Organization and Standing of the Purchasers. Such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization; Power. Such Purchaser has the requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder, including without limitation, to purchase the Shares being sold to it hereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser, and the performance by the Purchaser of its obligations hereunder and thereunder, including the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly executed and delivered by such Purchaser. The Registration Rights Agreement will have been duly executed and delivered by such Purchaser at the Closing. Assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement constitutes, and the Registration Rights Agreement shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against such Purchaser in accordance with its terms, except as the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting generally the rights of creditors or by other equitable principles including those limiting the availability of specific performance, injunctive relief, and other equitable remedies.

          (c) No Conflicts. Neither the execution or delivery of this Agreement or the Registration Rights Agreement by the Purchaser, nor the performance by such Purchaser of its obligations hereunder and thereunder, will (i) result in a violation of such Purchaser's charter or other organizational documents or bylaws (ii) violate, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture, note, bond, license agreement, or instrument to which such Purchaser is a party, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to such Purchaser or its properties or by which any property or asset of such Purchaser is bound or affected (except in the case of each of clauses (i), (ii) and (iii) for conflicts, defaults and violations that would not, individually or in the aggregate have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Acquisition for Investment. Such Purchaser is purchasing the Preferred Shares solely for its own account for the purpose of investment and not as a nominee or agent or with a view to or for sale in connection with any distribution. Such Purchaser does not have a present intention to sell the Preferred Shares or the Conversion Shares, nor a present contract, undertaking, agreement or arrangement (whether or not legally binding) to any person, and the Purchaser does not have any present intention to effect any distribution of the Preferred Shares or the Conversion Shares, to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Preferred Shares or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares or the Conversion Shares at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser is not a broker-dealer. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it can bear the loss of its entire investment. Such Purchaser represents that it was not organized solely for the purpose of making an investment in the Company. Such Purchaser acknowledges that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary and appropriate to conduct and complete its due diligence investigation.

          (e) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          (f) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that it has been advised that Rule 144 permits, only under certain circumstances, the resale of restricted securities such as the Shares being purchased hereunder, but that Rule 144 is not now available to permit resales by such person of any of the Shares.

          (g) Reliance. Each Purchaser understands that the Shares are being offered and sold in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein to determine the applicability of such exemptions and the suitability of such Purchasers to acquire the Shares.

          (h) No Brokers. Except as described in Section 2.1(p), no brokers', finders' or financial advisory fees or commissions will be payable by the Purchaser or, to the Purchaser's knowledge, by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement.

          (i) Disclosure. Neither this Agreement nor any other document, certificate or instrument furnished to the Company by or on behalf of the Purchaser in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact needed to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III.

                                    Covenants

     The Company covenants with each of the Purchasers as follows:

     3.1 Securities Compliance. The Company shall notify the Commission and Nasdaq, if applicable, in accordance with their requirements, of the transactions contemplated by this Agreement and the Registration Rights Agreement, and shall take any other action required by applicable law, rule or regulation for the legal and valid issuance of the Shares to the Purchasers.

     3.2 Conversion Notice. If the Company receives a Conversion Notice in the form attached as Exhibit D duly executed by a holder of Preferred Shares then entitled to convert such shares to Common Stock and accompanied by the certificate or certificates representing such Preferred Shares and such other documents as may be required by the Company in accordance with the Designation of Rights and Preferences, then, unless the Preferred Shares are redeemed by the Company pursuant to the Designation of Rights and Preferences, the Company shall cause its transfer agent to issue certificates for the Conversion Shares to the holder within five business days after such receipt.

     3.3 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. The Company will take all action necessary to continue the quotation or trading of its Common Stock on the Nasdaq system and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Nasdaq system.

     3.4 Inspection Rights. The Company shall permit, during normal business hours and upon no less than 5 days' written notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obliged hereunder to purchase the Preferred Shares or shall beneficially own Preferred Shares or Shares that, in the aggregate, represent more than 5% of the total combined voting power of all voting securities then outstanding, to visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees, subject to appropriate confidentiality obligations.

     3.5 Reporting Requirements. The Company shall furnish the following to each Purchaser so long as such Purchaser shall be obliged hereunder to purchase the Preferred Shares or shall beneficially own Preferred Shares:

          (a) Quarterly Reports filed with the Commission on Form 10-Q or Form 10-QSB, as the case may be, as soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of the Company; and

          (b) Annual Reports filed with the Commission on Form 10-K or Form 10-KSB, as the case may be, as soon as available, and in any event within 95 days after the end of each fiscal year of the Company.

     3.6 Other Agreements. The Company shall not enter into any agreement that would materially restrict or materially impair the rights of the Purchasers under this Agreement, the Registration Rights Agreement or the Articles, except as otherwise permitted in such agreements and the Articles.

     3.7 Rule 144; Rule 144A. The Company covenants and agrees that if the Company fails to register the Conversion Shares by June 13, 1997 under the terms and conditions of the Registration Rights Agreement that, for so long as any of the Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall make available to any Purchaser who is a "qualified institutional buyer" within the meaning set forth in Rule 144A(a) under the Securities Act, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the Conversion Shares pursuant to Rule 144A.

     3.8 Regulation S. The Company covenants and agrees that if the Company fails to register the Conversion Shares by June 13, 1997 under the terms and conditions of the Registration Rights Agreement that, for so long as any of the Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, to permit resales of the Conversion Shares pursuant to Regulation S under the Securities Act, (i) continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the Exchange Act and (ii) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

     3.9 Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company and its Subsidiaries primarily for (i) new manufacturing equipment to support growth, allocated primarily to Pacific Coast Technologies, Inc. in the electronics division and Cashmere Manufacturing Co., Inc. in the aerospace division, (ii) acquisitions, and (iii) working capital purposes.

     3.10 Right of First Refusal. The Company agrees that, for a period of one year from the date of this Agreement, it will not issue in any capital-raising transaction any series of preferred shares having rights senior to or equal to the Preferred Shares with respect to the distribution of assets on liquidation, dissolution, or winding up without giving each Purchaser at least twenty days' prior notice of such issuance. For ten days after the receipt of such notice, each Purchaser shall have a right of first refusal, exercisable by written notice to the Company, to purchase in such offering that number of such shares, at a purchase price per share equal to the proposed purchase price in such offering, that have a total purchase price up to the purchase price paid by such Purchaser for the Preferred Shares purchased by it hereunder. This right of first refusal shall otherwise be subject to all of the same terms and conditions of such offering. If a Purchaser does not timely give notice of its intent to exercise such right of first refusal, the

Purchaser's right of first refusal shall be deemed to have terminated and Company may proceed to issue all such shares to other purchasers, free and clear of such right of first refusal, at a price not less than that offered to the Purchaser. However, this right of first refusal shall not apply to the issuance by the Company in a public or private offering of shares of (i) common stock;
(ii) debt securities; or (iii) the first issuance by the Company after the Closing of preferred stock in an amount yielding gross proceeds to the Company of up to $5,000,000.

                                   ARTICLE IV.

                                   Conditions

     4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Preferred Shares to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Purchasers' Representations and Warranties. Each of the representations and warranties of the Purchasers shall be true and correct in all material respects as of the date made and as of the Closing as though made at that time, and the Company shall have received a certificate from each Purchaser to that effect.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing and the Company shall have received a certificate from each Purchaser to that effect.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

          (d) No Proceedings or Litigation. No action, suit, investigation or proceeding before or by any arbitrator or any governmental authority shall have been commenced or threatened against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement or the Registration Rights Agreement, or seeking damages in connection with such transactions.

          (e) Opinion of Counsel; Closing Documents. At the Closing, the Company shall have received an opinion of counsel to each of the Purchasers, in the form of Exhibit E hereto and such other certificates and documents as the Company and its counsel shall reasonably require incident to the Closing.

          (f) Purchase Price. At the Closing, the Company shall have received payment of the purchase price for the Preferred Shares.

          (g) Minimum Purchase. Under the terms and conditions of this Agreement, the Company shall make sales of the Preferred Shares to the Purchasers resulting in gross proceeds of $5,000,000 to the Company, less fees and legal expenses payable to Pacific Continental Securities Corporation pursuant to a written agreement outlining said fees.

     4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date), and the Purchasers shall have received a certificate from the Company to that effect.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing, and the Purchasers shall have received a certificate from the Company to that effect.

          (c) No Suspension, etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or Nasdaq (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time from the date hereof to the Closing, trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq, nor shall trading in securities on the New York Stock Exchange have been suspended nor minimum prices established on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market that, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

          (e) No Proceedings or Litigation. No action, suit, investigation or proceeding before or by any arbitrator or any governmental authority shall have been commenced or threatened against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement or the Registration Rights Agreement, or seeking damages in connection with such transactions.

          (f) Designation of Rights and Preferences. The Amendment to the Articles containing the Designation of Rights and Preferences shall have been filed with the Secretary of State of Washington.

          (g) Opinion of Counsel; Closing Documents. At the Closing, the Purchasers shall have received an opinion of Stoel Rives LLP, counsel to the Company, dated the date of Closing, in the form of Exhibit F hereto and such other certificates and documents as the Purchasers and their counsel shall reasonably require incident to the Closing.

          (h) Registration Rights Agreement. At the Closing the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

                                   ARTICLE V.

                               Registration Rights

     At the Closing, the Company and the Purchasers shall enter into the Registration Rights Agreement.

                                   ARTICLE VI.

                            Stock Certificate Legend

     Each certificate representing the Shares, and, if appropriate, any securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" or other laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS

     REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR PACIFIC AEROSPACE & ELECTRONICS, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to cause its transfer agent to reissue certificates representing the Shares, without the legend set forth above, if prior to making any transfer of any Shares, the holder thereof shall give written notice to the Company describing the manner and terms of the proposed transfer and providing the Company with such other information as the Company may reasonably request and: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities of "blue sky" laws of any state is not required in connection with such proposed disposition; or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Article VI, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Article VI shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                  ARTICLE VII.

                                   Termination

     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchasers.

     7.2 Other Termination. This Agreement may be terminated by the action of the Board of Directors of the Company or by any one or more of the Purchasers at any time, prior to the Closing if the Closing shall not have been consummated within 30 days after execution of this Agreement.

     7.3 Effect of Termination. In the event of termination by the Company or any one or more of the Purchasers, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated, without further action by either party. If this Agreement is terminated as provided in Sections 7.1 or 7.2 this Agreement shall become void and of no further force and effect, except for Sections 9.1, 9.2 and Article 8.

                                  ARTICLE VIII.

                                 Indemnification

     8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, partners, affiliates, agents, successors and assigns) from and against any and all claims, losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by them as a result of any breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by them as result of any material breach of the representations, warranties or covenants made by such Purchaser herein.

     8.2 Indemnification Procedure. Any party entitled to indemnification under this Article 8 (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 8 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything else in this paragraph, no party shall have a claim for indemnification hereunder if the indemnifying party has not been given notice by the indemnified party of the claim by the date that is one year after the earlier of (i) the effective date of the registration statement filed by the Company pursuant to the Registration Rights Agreement or (ii) the date that the party seeking indemnification ceases to hold Preferred Shares or Conversion Shares. If any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. If the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim. The indemnifying party shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Notwithstanding anything in this
Article 8 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the indemnified party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim. The indemnification required by this Article 8 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE IX.

                                  Miscellaneous

     9.1 Fees and Expenses. Except as otherwise set forth in the Registration Rights Agreement or the Designation of Rights and Preferences, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all due diligence fees and attorneys' fees and expenses incurred by Pacific Continental Securities Corporation, up to the maximum stated in the final letter agreement dated February 13, 1997, between the Company and Pacific Continental Securities Corporation.

     9.2 Specific Enforcement, Consent to Jurisdiction.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure material breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in King County, Washington for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

     9.3 Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein (including the Exhibits and Schedules hereto) or in the Registration Rights Agreement or the Designation of Rights and Preferences, neither the Company nor any of the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by (i) the Company, if enforcement of any such amendment or waiver is sought against the Company;
(ii) an individual Purchaser, if enforcement of an amendment or waiver is sought solely with respect to such Purchaser; or (iii) the Purchasers of two-thirds of all of the Preferred Stock, if enforcement of an amendment or waiver is sought with respect to all of the Purchasers.

     9.4 Notices. Any notice, demand, request, waiver or other communication required to permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by confirmed facsimile transmission at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) three days after mailed by certified or registered U.S. mail. The addresses for such communications shall be:

    If to the Company:     Donald A. Wright
                           Pacific Aerospace & Electronics, Inc.
                           434 Olds Station Road
                           Wenatchee, Washington 98801
                           Fax: (509) 664-6868

    with copies to:        Sheryl A. Symonds
                           Stoel Rives LLP
                           One Union Square
                           600 University Street, Suite 3600
                           Seattle, Washington 98101-3197
                           Fax: (206) 386-7500

    If to any Purchasers:  At the address of such Purchaser set forth on
                           Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser

         with copies to:   James A. Allen
                           Pacific Continental Securities Corporation
                           8484 Wilshire Blvd., Suite 744
                           Beverly Hills, CA 90211
                           Fax: (213) 653-1262

         with copies to:   Lawrence I. Washor
                           Washor & Newman
                           2049 Century Park East, Suite 1100
                           Los Angeles, CA 90067
                           Fax: (310) 277-1723

     Any party hereto may from time to time change its address for notices by giving at least five (5) days' written notice of such changed address to the other party hereto.

     9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by any other person.

     9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS.

     9.10 Survival. The representations and warranties of the Company and the Purchasers contained in Article II shall survive the execution and delivery hereof and the Closing until the date that is one year from the earlier of (i) the effective date of the registration statement filed by the Company pursuant to the Registration Rights Agreement or (ii) the date that the party seeking indemnification ceases to hold Preferred Shares or Conversion Shares, and the agreements and covenants set forth in Articles I, III, V, and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until the registration statement required by Section 2.2 of the Registration Rights Agreement is no longer required to be effective under its terms and conditions.

     9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days after the execution and delivery hereof; provided that failure to transmit such original signature pages shall not invalidate that party's signature.

     9.12 Publicity. The Company agrees that, without the consent of each Purchaser, it will not disclose, and will not include in any public announcement, the name of such Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     9.13 Severability. The provisions of this Agreement, the Designation of Rights and Preferences and the Registration Rights Agreement are severable and, if any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Designation of Rights and Preferences or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Designation of Rights and Preferences or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer or other agent as of the date hereof.


THE COMPANY:

PACIFIC AEROSPACE &
ELECTRONICS, INC.


By DONALD A. WRIGHT
   ---------------------------------
Donald A. Wright
President and Chief Executive Officer

AG SUPER FUND INTERNATIONAL
PARTNERS, L.P.
By Angelo, Gordon & Co., L.P.
Its General Partner


By MICHAEL L. GORDON
   ---------------------------------
Michael L. Gordon
Chief Operating Officer

GAM ARBITRAGE INVESTMENTS,
INC.
By Angelo, Gordon & Co., L.P.
Investment Advisor


By MICHAEL L. GORDON
   ---------------------------------
Michael L. Gordon
Chief Operating Officer

PARESCO, INC.                          THE CHERYL STROME LIVING TRUST
                                       DATED 11/26/96


By SAM BOHRA                           By CHERYL STROME
   ---------------------------------      -----------------------------------
Its Chief Financial Officer               Cheryl Strome, Trustee
    --------------------------------


STROME GLOBAL INCOME FUND              STROME PARTNERS, L.P.



By JEFF LAMBERT                        By JEFF LAMBERT
   ---------------------------------      -----------------------------------
Its Director                           Its CFO of its General Partner
    --------------------------------       ----------------------------------

STROME OFFSHORE, LTD.                  STROME SUSSKIND HEDGECAP, L.P.



By JEFF LAMBERT                        By JEFF LAMBERT
   ---------------------------------      -----------------------------------
Its Director                           Its CFO of its General Partner
    --------------------------------       ----------------------------------

STROME FAMILY FOUNDATION               MARK STROME, IRA


By JEFF LAMBERT                        By MARK STROME
   ---------------------------------      -----------------------------------
Its Secretary
    --------------------------------

LEONARDO, L.P.
By Angelo, Gordon & Co., L.P.
Its General Partner


By MICHAEL L. GORDON
   ---------------------------------
   Michael L. Gordon
   Chief Operating Officer

                [EXHIBITS AND SCHEDULES OMITTED AS NOT MATERIAL]